Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form F-4 of our report dated March 16, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Scorpio Tankers Inc.’s Annual Report on Form 20-F for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Audit

Monaco, Principality of Monaco

August 7, 2017